Exhibit 99.2

Enders Place at Baldwin Park | Orlando, FL

Lansbrook Village | Palm Harbor, FL

BLUEROCK RESIDENTIAL GROWTH REIT™

Q4 2014 EARNINGS SUPPLEMENT

Listed on the NYSE MKT: BRG

23Hundred at Berry Hill | Nashville, TN

Alexan CityCentre | Houston, TX

1

Bluerock Residential Growth REIT, Inc.

Fourth Quarter 2014

Supplement Financial Information

(Unaudited)

Table of Contents

Fourth Quarter Earnings	3
Financial and Operating Highlights	11
Share and Dividend Information	12
Financial Statistics	13
EBITDA and Interest Information	14
Recent Acquisitions and Dispositions	15
Portfolio Information	16
Development Properties	17
Condensed Consolidated Balance Sheets	18
Consolidated Statements of Operations	19
Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)	20
Debt Summary Information	21
First Quarter 2015 Outlook	23
Definitions of Non-GAAP Financial Measures	24

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including statements relating to the Company’s operating environment, operating trends, and outlook. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” attached as Exhibit 99.1 to Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on November 18, 2014, and subsequent filings by the Company with the SEC, including our periodic reports. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

2

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings

Bluerock Residential Growth REIT Announces Fourth Quarter Results of

AFFO at $0.19 per share vs. Guidance of $0.15-$0.17 per share

New York, NY (February 26, 2015) – Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) (“the Company”) announced today its financial results for the quarter and year ended December 31, 2014.

Highlights

▪	Adjusted funds from operations (“AFFO”) per share grew to $0.19 per share for the fourth quarter of 2014 from a deficit of ($0.52) per share for the fourth quarter of 2013. AFFO for the fourth quarter of $0.19 per share exceeded the Company’s AFFO guidance of $0.15 to $0.17 per share.

▪	Adjusted funds from operations (“AFFO”) grew to $1.7 million for the quarter from a deficit of ($0.6) million for the prior year quarter.

▪	Total revenues grew 216% to $9.8 million for the quarter from $3.1 million for the prior year quarter.

▪	Property operating expenses declined to 42.8% of revenue for the quarter, from 54.9% of revenue in the prior year quarter.

▪	General and administrative expenses (excluding non-cash amortization) as a percentage of revenue declined to 3.5% for the quarter from 15.9% for the prior year quarter.

▪	Property Net Operating Income (NOI) grew 190.5% to $6.1 million for the quarter, from $2.1 million in the prior year quarter.

▪	Same store NOI increased 13.8% for the quarter, as compared to the prior year quarter.

▪	Real estate investments, at cost, increased 79% to $300 million at December 31, 2014 from $168 million at the prior year end.

▪	BRG invested in 2 properties totaling 602 units for a total commitment of $31.8 million since the beginning of the fourth quarter. BRG disposed of 3 properties for a weighted average IRR of 67.4%, and an equity multiple of 1.8 times since the beginning of the fourth quarter.

▪	The Company declared monthly dividends for the first quarter of 2015 equal to a quarterly rate of $0.29 per share on the Company's Classes A and B common stock. This equates to a 9.3% annualized yield based on the closing price of $12.43 for the Class A common stock as of December 31, 2014.

Management Commentary

“2014 was a pivotal year for the Company,” said Ramin Kamfar, the Company’s Chairman and CEO. “We successfully listed the Company on the NYSE MKT through our IPO in April, grew our portfolio substantially from five to eleven properties during the year, and commenced a monthly dividend at an annual rate of $1.16 per share. Since the IPO, our focus remains on growing the company through accretive acquisitions, and, as appropriate, dispositions to accretively recycle capital.”

“We currently have earmarked $80 million of cash to fund the acquisitions of our pipeline properties over the next several months. We believe the additional properties will significantly grow and strengthen our cash flow and AFFO in 2015,” added Mr. Kamfar.

Recent Acquisition and Disposition Activity

▪	On November 4, 2014, the Company acquired a 95% interest in a Class A, 2005 construction, 306-unit apartment community located in Orlando, Florida, known as ARIUM Grande Lakes. The total purchase price of the property was approximately $43.3 million.

▪	On December 10, 2014 the Company disposed the Estates at Perimeter/Augusta property, in which it held a 25.0% interest, for an aggregate sales price of approximately $26.0 million, generating net proceeds to the Company of approximately $1.7 million and an IRR of 6.0%.

3

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings

▪	On December 18, the Company disposed of the Grove at Waterford property, in which it held a 60% interest, for an aggregate sales price of approximately $37.7 million, generating net proceeds to the Company of approximately $9.0 million and an IRR of 85.0%.

▪	On January 12, 2015, the Company made a convertible preferred equity investment in a 269-unit Class A development property, located in Houston, Texas, known as Alexan Southside. The investment is structured to provide a 15% current return, with an option to convert into partial ownership of the underlying asset upon stabilization.

▪	On January 14, 2015, the Company’s sold its 19.8% interest in 23Hundred@Berry Hill for an aggregate sales price of $61.2 million, generating net proceeds of approximately $7.3 million for the Company and an IRR of 60.0%.

Financial Results Fourth Quarter 2014

AFFO for the fourth quarter of 2014 was $1.7 million, or $0.19 per diluted share, as compared to a deficit of ($0.6) million, or ($0.52) per share as compared to the prior year period. The increase in AFFO from the prior year period is driven by making additional investments in nine properties during 2014 and a reduction of cash general and administrative expenses as a percentage of revenue, and more favorable terms of our new management agreement, which began on April 2, 2014, the date of our initial public offering.

Net income attributable to common stockholders for the fourth quarter of 2014 was $2.6 million, as compared to a net loss of $1.1 million in the prior year period. The net income for the 2014 fourth quarter was partially the result of $4.1 million in gains on the sales of the Estates at Perimeter/Augusta and Grove at Waterford properties, offset by non-cash depreciation and amortization expense of $3.2 million.

Same Store Portfolio Performance

Same store NOI for the fourth quarter of 2014 increased by 13.8% from the same period in the prior year. There was a 6.2% increase in same store property revenues as compared to the same prior year period, primarily attributable to a 3.2% increase in average revenue per occupied unit, the acquisition of 22 additional units at our Enders property, and a 1.1% increase in average occupancy. In addition, same store expenses decreased 3.2% compared to prior year period, primarily due to a decrease in repair and maintenance expenses.

4

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings

Portfolio Summary and Transaction Activity

The following is a summary of our investments as of December 31, 2014:

Property Name	Location	Year Built/ Renovated (1)	Ownership Interest	Units	Average Rent		% Occupied
MDA Apartments	Chicago, IL	2006	35.3%	190	$2,232		92.1%

Alexan CityCentre	Houston, TX	Est. 2016	N/A (2)	340	$2,144	(2)	-(2)

Enders Place at Baldwin Park	Orlando, FL	2003	89.5%	220	$1,480		97.3%

23Hundred @ Berry Hill	Nashville, TN	2014	19.8%	266	$1,455		94.0%

UCF Orlando	Orlando, FL	Est. 2015	N/A (2)	296	$1,211	(2)	-(2)

Lansbrook Village	Palm Harbor, FL	2004	76.8%	588	$1,108		92.5%

Village Green of Ann Arbor	Ann Arbor, MI	2013	48.6%	520	$1,103		96.0%

ARIUM Grande Lakes	Orlando, FL	2005	95.0%	306	$1,081		92.8%

North Park Towers	Southfield, MI	2000	100%	313	$1,031		94.2%

Springhouse at Newport News	Newport News, VA	1985	75.0%	432	$814		94.2%

Villas at Oak Crest	Chattanooga, TN	1999	67.8%	209	$803		97.6%

Total/Average				3,680	$1,165	(3)	94.3%

(1) All dates are for the year construction was completed, except MDA City Apartments, Village Green of Ann Arbor, Villas at Oak Crest and North Park Towers, for which the date represents the most recent year that a significant renovation program was completed.

(2) Property is in development and the Company holds a preferred equity investment with an option to convert into partial ownership of the underlying asset upon stabilization. Average rent represents pro forma average rent expected upon stabilization.

(3)Total average excludes pro forma expected rent for the two development properties, Alexan CityCentre and UCF Orlando.

Q1 2015 Outlook: For the first quarter 2015, the Company anticipates AFFO in the range of $0.10 to $0.11 per share; and $0.26 to $0.28 per share on a pro forma basis. For assumptions underlying earnings guidance, please see the p. 23 of Company’s Q4 2014 Earnings Supplement available under Investor Relations on the Company’s website (www.bluerockresidential.com).

Dividend Details

On January 9, 2015, our board of directors authorized, and we declared, monthly dividends for the first quarter of 2015 equal to a quarterly rate of $0.29 per share on our Class A common stock and $0.29 per share on our Class B common stock, payable to the stockholders of record as of January 25, 2015, February 25, 2015 and March 25, 2015, which will be paid in cash on February 5, 2015, March 5, 2015 and April 5, 2015, respectively. Holders of OP and LTIP Units are entitled to receive "distribution equivalents" at the same time as dividends are paid to holders of our Class A common stock.

The declared dividends equal a monthly dividend on the Class A common stock and the Class B common stock as follows: $0.096666 per share for the dividend paid to stockholders of record as of January 25, 2015, $0.096667 per share for the dividend paid to stockholders of record as of February 25, 2015, and March 25, 2015. A portion of each dividend may constitute a return of capital for tax purposes. There is no assurance that we will continue to declare dividends or at this rate.

5

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Adjusted Funds from Operations

Funds from operations (“FFO”) is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the National Association of Real Estate Investment Trusts, or (“NAREIT's”), definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

In addition to FFO, we use adjusted funds from operations (“AFFO”). AFFO is a computation made by analysts and investors to measure a real estate company's operating performance by removing the effect of items that do not reflect ongoing property operations. To calculate AFFO, we further adjust FFO by adding back certain items that are not added to net income in NAREIT's definition of FFO, such as acquisition expenses, equity based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtracting recurring capital expenditures (and when calculating the quarterly incentive fee payable to our Manager only, we further adjust FFO to include any realized gains or losses on our real estate investments).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition expenses and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. We also use AFFO for purposes of determining the quarterly incentive fee, if any, payable to our Manager.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

6

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings

We made no investments, had one full disposition and two partial dispositions in 2013, and have acquired interests in nine additional properties and had three dispositions in 2014. The results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income (loss) attributable to common shareholders	$2,558	$(1,080)	$(5,172)	$(2,971)
Add: Pro-rata share of depreciation and amortization(1)	1,954	539	7,598	2,441
	4,512	(541)	2,426	(530)
Less: Pro-rata share of
(gain) loss on sale of joint venture interests	(6,113)	1	(6,560)	(1,687)
Funds from Operations (FFO)	$(1,601)	$(540)	$(4,134)	$(2,217)
Add: Pro-rata share of
acquisition and disposition costs	2,962	11	6,619	475
non-cash equity compensation	435	15	1,112	89
Less: Pro-rata share of
normally recurring capital expenditures	(126)	(37)	(378)	(114)
Adjusted Funds from Operations (AFFO)	$1,670	$(551)	$3,219	$(1,767)

Weighted average common shares outstanding - diluted	8,682,742	1,054,125	5,381,787	1,032,339

PER SHARE INFORMATION:
FFO - diluted	$(0.18)	$(0.51)	$(0.77)	$(2.15)
AFFO - diluted	$0.19	$(0.52)	$0.60	$(1.71)

(1)    The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

7

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings

Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA")

EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. We consider EBITDA to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unclouded by non-cash depreciation, amortization, the cost of debt or non-recurring items. Below is a reconciliation of net income applicable to common stockholders to EBITDA (unaudited and dollars in thousands).

	Three Month Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income (loss) attributable to common stockholders	$2,558	$(1,080)	$(5,172)	$(2,971)
Net income (loss) attributable to noncontrolling interest	85	(449)	(1,386)	(1,442)
Interest expense	2,468	1,310	8,168	5,138
Depreciation and amortization	3,183	1,229	13,231	5,813
Amortization of share-based compensation	435	15	1,112	89
Gain on sale of joint venture interest	—	—	(1,006)	—
Equity in (gain) loss on sale of unconsolidated subsidiaries	(4,067)	1	(4,067)	(1,604)
Acquisition costs	850	(7)	4,378	192
Loss on early extinguishment of debt	—	—	880	—

EBITDA	$5,512	$1,019	$16,138	$5,215

Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period.

8

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance. The following table reflects same store and non-same store contributions to consolidated NOI together with a reconciliation of NOI to net loss as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014(1)	2013(1)	2014(1)	2013(1)
Net operating income
Same store	$1,892	$1,663	$7,367	$6,964
Non-same store	4,220	406	11,796	4,087
Total net operating income	6,112	2,069	19,163	11,051
Less:
Interest expense	2,560	1,317	8,620	5,632
Total property income	3,552	752	10,543	5,419
Less:
Noncontrolling interest pro-rata share of property income	1,570	751	5,219	4,061
Other income (loss) related to JV/MM entities	26	—	82	10
Pro-rata share of total properties’ income	1,956	1	5,242	1,348
Less pro-rata share of:
Depreciation and amortization	1,953	672	7,598	2,574
Line of credit interest, net	—	184	191	958
Management fees	442	90	978	489
Acquisition and disposition costs	2,962	(95)	6,619	370
General and administrative	604	229	2,604	1,615
Add pro-rata share of:
Other income	10	—	112	—
Equity in operating earnings of unconsolidated subsidiaries	440	—	904	—
Gain on sale of joint venture interest	6,113	(1)	6,560	1,687
Net (loss) income attributable to common stockholders	$2,558	$(1,080)	$(5,172)	$(2,971)

(1) Same Store sales related to the following properties: Springhouse at Newport News, Enders Place at Baldwin Park and MDA Apartments.

9

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings

Conference Call

All interested parties can listen to the live conference call webcast at 12:00 PM ET on Thursday, February 26, 2015 by dialing +1 (877) 270-2148 within the U.S., or +1 (412) 902-6510, and requesting the "Bluerock Residential Conference." For those who are not available to listen to the live call, the webcast will be available for replay on the Company’s website two hours after the call concludes, and will remain available until March 26, 2015 at http://services.choruscall.com/links/blue150226.html, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10060136.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) is a real estate investment trust formed to acquire a diversified portfolio of institutional-quality apartment properties in demographically attractive growth markets throughout the United States. The Company has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes. Please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including statements relating to the Company’s operating environment, operating trends, and outlook. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” attached as Exhibit 99.1 to Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on November 18, 2014, and subsequent filings by the Company with the SEC, including our periodic reports. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contact
(Media)
Josh Hoffman
(208) 475.2380
jhoffman@bluerockre.com

##

10

Bluerock Residential Growth REIT, Inc.

Financial and Operating Highlights

For the Three Months and Year Ended December 31, 2014 and 2013

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
OPERATING INFORMATION	2014	2013	2014	2013

Total revenue	$9,815	$3,074	$30,363	$12,070

Property operating margins	57.2%	45.1%	56.5%	53.9%

General and administrative expenses as a percentage of revenue(1)	3.5%	15.9%	5.5%	14.1%

Property NOI(2)	$6,112	$2,069	$19,163	$11,051

AFFO per share (3)	$0.19	$(0.52)	$0.60	$(1.71)

(1) General and administrative expenses exclude non-cash amortization.

(2) See page 9 for a reconciliation of net income attributable to common stockholders to this non-GAAP measurement and the Company's definition of this non-GAAP measurement and reasons for using it. Amounts are inclusive of the Company's equity method investments for operating properties.

(3) See page 24 for the Company's definition of this non-GAAP measurement and reasons for using it.

11

Bluerock Residential Growth REIT, Inc.

Share and Dividend Information

Fourth Quarter 2014

(Unaudited and dollars in thousands except for share and per share data)

Weighted Average Common Shares and Units Outstanding at December 31, 2014
Class A common stock	7,300,230
Class B-1 common stock	353,630
Class B-2 common stock	353,630
Class B-3 common stock	353,629
LTIP Units	325,578
OP Units	282,759
Weighted Average Common Shares and Units Outstanding, Diluted	8,969,456

Outstanding Common Shares and Units at December 31, 2014	9,200,414

Common Dividend Yield
Annualized dividend rate (1)	$1.16
Price per share (2)	$12.43
Annualized dividend yield	9.33%

(1) Annualized rate based on $0.29 quarterly dividend for the quarter ending December 31, 2014.  Actual dividend amounts will be determined by the Board of Directors.

(2) Closing share price of $12.43 as of December 31, 2014.

12

Bluerock Residential Growth REIT, Inc.

Financial Statistics

Fourth Quarter 2014

(Unaudited and dollars in thousands except for share and per share data)

	Consolidated		Noncontrolling Interests' Share	BRG's Share
	Three Months Ended		Three Months Ended	Three Months Ended
	December 31, 2014		December 31, 2014	December 31, 2014

Enterprise Value
Total market cap	$110,846		$-	$110,846
Total debt (1)	$211,970		$(70,544)	$141,426
Total Enterprise Value	$322,816		$(70,544)	$252,272
Total Debt / Total Enterprise Value	65.7%			56.1%
Net Debt / Total Enterprise Value	55.1%			43.2%

Leverage
Total debt (1)	$211,970		$(70,544)	$141,426
Total undepreciated assets(2)	$357,361		$(110,769)	$246,592
Total Debt / Total Undepreciated Assets	59.3%			57.4%
Net Debt / Total Undepreciated Asset	49.8%			44.2%

Net Debt / Adjusted EBITDA Ratio
Total debt (1)	$211,970		$(70,544)	$141,426
Less: cash (3)	$(34,150)		$1,635	$(32,515)
Net debt (less cash)	$177,820		$(68,909)	$108,911
Adjusted Q4 EBITDA (annualized)*	$14,636		$(2,372)	$12,264
Net Debt / Adjusted EBITDA Ratio	12.15	x		8.88	x

Interest Coverage Ratio
Adjusted Q4 EBITDA (annualized)*	$14,636		$(2,372)	$12,264
Adjusted Q4 interest expense (annualized)*	$8,192		$(2,336)	$5,856
Interest Coverage Ratio	1.79	x		2.09	x

Quarterly Fixed Charge Coverage Ratio
Adjusted Q4 interest expense(4)	$2,048		$(584)	$1,464
Secured debt principal amortization	$230		$(66)	$164
Total fixed charges	$2,278		$(650)	$1,628
Adjusted Q4 EBITDA	$3,659		$(593)	$3,066
Adjusted Q4 EBITDA fixed charge coverage ratio	1.61	x		1.88	x

(1) Total debt excludes amortization of fair market value adjustments of $0.9 million.

(2) Total undepreciated assets is calculated as total assets plus accumulated depreciation on real estate assets.

(3) Cash includes cash, cash equivalents, and restricted cash.

4) Interest expense excludes fair market value adjustments of $0.1 million.

*Adjustment to EBITDA and interest expense represents the implied impact over the full period of the following acquistion and disposition transaction activity assuming the transactions had occured on October 1, 2014:  (i) acquisition of Grande Lakes and (ii) disposition of Estates at Perimeter and Grove at Waterford.  Actual results may differ significantly from the annualized amounts.

13

Bluerock Residential Growth REIT, Inc.

EBITDA and Interest Information

Fourth Quarter 2014

(Unaudited and dollars in thousands)

		Noncontrolling
	Consolidated	Interests' Share	BRG's Share
	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2014	December 31, 2014	December 31, 2014

EBITDA
Net income attributable to common stockholders	$2,558	$-	$2,558
Net income attributable to noncontrolling interest	85	(85)	-
Interest expense	2,468	(826)	1,642
Acquisition costs	850	(63)	787
Depreciation and amortization	3,183	(1,230)	1,953
Amortization of share-based compensation	435	-	435
EBITDA before gain on sale of real estate and other assets	$9,579	$(2,204)	$7,375
Gain on sale of real estate and other assets	(4,067)	129	(3,938)
EBITDA(1)	$5,512	$(2,075)	$3,437

Adjusted Q4 EBITDA calculation(2)
EBITDA	$5,512	$(2,075)	$3,437
Adjustment	(1,853)	1,482	(371)
Adjusted Q4 EBITDA	$3,659	$(593)	$3,066
Adjusted Q4 EBITDA annualized	$14,636	$(2,372)	$12,264

Adjusted Q4 interest calculation(2)
Interest Expense	$2,468	$(826)	$1,642
Adjustment	(420)	242	(178)
Adjusted Q4 interest expense	$2,048	$(584)	$1,464
Adjusted Q4 interest expense annualized	$8,192	$(2,336)	$5,856

(1) See page 25 for a reconciliation of net income applicable to common shares to EBITDA and the Company's definition of EBITDA and reasons for using it.

(2) Adjustment to EBITDA and interest expense represents the implied impact over the full period of the following acquistion and disposition transaction activity assuming the transactions had occured on October 1, 2014:  (i) acquisition of Grande Lakes and (ii) disposition of Estates at Perimeter and Grove at Waterford.  Actual results may differ significantly from the annualized amounts.

14

Bluerock Residential Growth REIT, Inc.

Recent Acquisitions and Dispositions

(Unaudited and dollars in millions, except unit and per unit data)

Summary of Recent Acquisitions

Property	Location	Date Acquired	Date Built/ Renovated (6)	Number of Units	Ownership Interest in Property	Purchase Price / Cost	Average Rent(7)

ARIUM Grande Lakes	Orlando, FL	11/4/2014	2005	306	95.0%	$43.3	$1,081

Enders (1)	Orlando, FL	9/10/2014	2003	220	89.5%	37.0	1,480

UCF Orlando(2)	Orlando, FL	7/29/2014	2015	296	-(3)	36.8	1,211

Alexan CityCentre(2)	Houston, TX	7/1/2014	2017	340	-(3)	77.7	2,144
Lansbrook Village	Palm Harbor, FL	5/23/2014	2004	588	76.8%	58.6	1,108

North Park Towers	Southfield, MI	4/3/2014	2000	313	100.0%	15.6	1,031

Springhouse (4)	Newport News, VA	4/2/2014	1985	432	75.0%	32.5	814
Village Green	Ann Arbor, MI	4/2/2014	2013	520	48.6%	57.7	1,103

Villas at Oak Crest(5)	Chattonooga, TN	4/2/2014	1999	209	67.2%	16.7	803
Total/Average				3,224		$375.8	$1,052

(1) Acquired an additional 41.1% ownership interest and 22 units.

(2) Alexan and UCF are estimates based on current development budgets.

(3)  Alexan and UCF are preferred convertible equity investments which earn a preferred return of 15% and are convertible to common equity at BRG's option upon stabilization.

(4) Acquired an additional 36.75% interest.

(5) Villas at Oak Crest is a preferred equity investment which earns a preferred return of 15%.

(6) Represents the year of the most recently completed significant renovation or year built if there have been no significant renovations.

(7) Average rent represents the average monthly rent of occupied units during the quarter.  The average excludes our two development properties, Alexan CityCentre and UCF Orlando.

Summary of Recent Sales

Property	Location	Date Sold	Units	Ownership Interest in Property	Sale Price	BRG Net Proceeds	IRR
23Hundred @ Berry Hill	Nashville, TN	1/14/2015	266	19.8%	$61.2	$7.3	60%
Grove at Waterford	Hendersonville, TN	12/18/2014	252	60.0%	37.7	9.0	85%
The Estates at Perimeter	Augusta, GA	12/10/2014	240	25.0%	26.0	1.7	6%
The Reserve at Creekside Village	Chattanooga, TN	3/28/2014	192	24.7%	18.9	1.2	29%
Total/Weighted Average			950		$143.8	$19.2	65%

15

Bluerock Residential Growth REIT, Inc.

Portfolio Information

Fourth Quarter 2014

(Unaudited)

Properties	Location	Number of Units	Year Built/ Renovated(1)		Average Monthly Rent (6)		Revenue per Occupied Unit(10)		Average Occupancy
Same Store Properties:
Springhouse at Newport News	Newport News, VA	432	1985		$814		$832		93.2%
Enders Place at Baldwin Park	Orlando, FL	220	2003		1,480		1,541		97.3%
MDA Apartments	Chicago, IL	190	2006	(2)	2,232	(7)	2,249	(11)	93.8%
Total Same Store Properties		842			$1,311		$1,341		94.6%

Non Same Store Properties:
Villas at Oak Crest	Chattanooga, TN	209	1999	(3)	$803		$858		98.2%
Village Green	Ann Arbor, MI	520	2013	(4)	1,103		1,138		98.0%
North Park Towers	Southfield, MI	313	2000		1,031		1,100		92.8%
23Hundred@Berry Hill	Nashville, TN	266	2014		1,455		1,474		96.7%
Lansbrook Village	Palm Harbor, FL	588	2004	(5)	1,108		1,148		94.5%
Grande Lakes	Orlando, FL	306	2005		1,081		1,119		92.2%
Total Non Same Store Properties		2,202			$1,106		$1,148		95.5%

Development Properties:
Alexan CityCentre	Houston, TX	340	2016		$2,144	(8)	N/A		N/A
UCF Orlando	Orlando, FL	296	2015		1,211	(8)	N/A		N/A
Total Development Properties		636			$1,710		N/A		N/A

Total Portfolio		3,680			$1,165	(9)	$1,203	(9)	95.2%

(1)	Represents the year of the most recently completed significant renovation or year built if there have been no significant renovations.

(2)	The MDA property’s original structure was built in 1929 as an office building. The MDA property underwent a complete rehabilitation in 2006, converting the structure into a high-rise apartment community.

(3)	Phase I (1985) features 121 units, with 88 units added in phase II (1999).

(4)	The Village Green property was constructed in rolling phases from 1989 to 1992 and renovated in 2013.

(5)	The Lansbrook property was constructed in rolling phases from 1998 to 2004.

(6)	Average monthly rent per unit represents the average monthly rent of occupied units during the period.

(7)	Average monthly rent excluding the property’s retail space was $2,082.

(8)	Represents expected pro forma rent upon stabilization.

(9)	Total excludes development properties, Alexan CityCentre and UCF Orlando.

(10)	Revenue per occupied unit is total revenue divided by average number of occupied units during the period.

(11)	Revenue per occupied unit excluding the property’s retail space was $2,099.

16

Bluerock Residential Growth REIT, Inc.

Development Properties

As of December 31, 2014

(Unaudited and dollars in thousands except for share and per share data)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page [10] of this document for a discussion of risks and uncertainties.

					Estimated/Actual Dates for
Under Construction(1)	Total Units	Construction Cost	Cost to Date	Total Debt	Construction Start	Initial Occupancy	Construction Completion	Stablized Operations(2)
Alexan CityCentre	340	$81.8	$22.8	$57.0	4Q14	4Q16	3Q17	4Q17
UCF Orlando	296	$36.8	$18.5	$27.5	2Q14	3Q15	4Q15	2Q16

(1) Properties are under development and the Company holds a preferred equity investment with an option to convert into partial ownership of the underlying asset upon stabilization.

(2) We defined stabilized occupancy as the earlier of the attainment of 90% physical occupancy or one year after the completion of construction.

17

Bluerock Residential Growth REIT, Inc.

Condensed Consolidated Balance Sheets

Fourth Quarter 2014

(Unaudited and dollars in thousands except for share and per share data)

	December 31, 2014	December 31, 2013
	(Unaudited)

ASSETS
Net Real Estate Investments
Land	$37,909	$25,750
Buildings and improvements	240,074	102,761
Construction in progress	—	16,696
Furniture, fixtures and equipment	6,481	2,942
Total Gross Operating Real Estate Investments	284,464	148,149
Accumulated depreciation	(10,992)	(4,516)
Total Net Operating Real Estate Investments	273,472	143,633
Operating real estate held for sale, net	14,939	19,372
Total Net Real Estate Investments	288,411	163,005
Cash and cash equivalents	23,059	2,984
Restricted cash	11,091	2,002
Due from affiliates	570	514
Accounts receivable, prepaids and other assets	753	1,434
Investments in unconsolidated real estate joint ventures	18,331	1,254
In-place lease value, net	745	—
Deferred financing costs, net	2,199	762
Non-real estate assets associated with operating real estate held for sale	927	—
Assets related to discontinued operations	—	571
Total Assets	$346,086	$172,526

LIABILITIES AND EQUITY
Mortgages payable	$201,343	$96,535
Mortgage payable associated with operating real estate held-for-sale	11,500	—
Line of credit	—	7,571
Accounts payable	634	2,397
Other accrued liabilities	3,345	2,280
Due to affiliates	1,946	2,254
Distributions payable	889	143
Liabilities associated with operating real estate held for sale	418	—
Liabilities related to discontinued operations	—	15,263
Total Liabilities	220,075	126,443
Stockholders’ Equity
Preferred stock, $0.01 par value, 250,000,000 shares authorized; none issued and outstanding as of December 31, 2014 and December 31, 2013	—	—
Common stock, $0.01 par value, no and 749,999,000 shares authorized as of December 31, 2014 and December 31, 2013, respectively; no and 2,413,811 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	—	24
Common stock - Class A, $0.01 par value, 747,586,185 and no shares authorized as of December 31, 2014 and December 31, 2013, respectively; 7,531,188 and no shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	75	—
Common stock - Class B-1, $0.01 par value, 804,605 and no shares authorized as of December 31, 2014 and December 31, 2013, respectively; 353,630 and no shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	4	—
Common stock - Class B-2, $0.01 par value, 804,605 and no shares authorized as of December 31, 2014 and December 31, 2013, respectively; 353,630 and no shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	4	—
Common stock - Class B-3, $0.01 par value, 804,605 and no shares authorized as of December 31, 2014 and December 31, 2013, respectively; 353,629 and no shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	4	—
Nonvoting convertible stock, $0.01 par value per share; no shares authorized, issued or outstanding, as of December 31, 2014 and 1,000 shares authorized, issued and outstanding as of December 31, 2013	—	—
Additional paid-in-capital	113,511	21,747
Cumulative distributions and net losses	(21,213)	(9,770)
Total Stockholders’ Equity	92,385	12,001
Noncontrolling Interests
Operating partnership units	2,949	—
Partially owned properties	30,677	34,082
Total Noncontrolling Interests	33,626	34,082
Total Equity	126,011	46,083
TOTAL LIABILITIES AND EQUITY	$346,086	$172,526

18

Bluerock Residential Growth REIT, Inc.

Consolidated Statements of Operations

For the Three Months and Year Ended December 31, 2014 and 2013

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues
Net rental income	$9,444	$2,920	$29,198	$11,675
Other property revenues	371	154	1,165	395
Total revenues	9,815	3,074	30,363	12,070
Expenses
Property operating	4,205	1,687	13,213	5,568
General and administrative	645	503	2,694	1,794
Management fees	456	115	1,004	489
Acquisition costs	850	(7)	4,378	192
Depreciation and amortization	3,183	1,063	13,047	5,152
Total expenses	9,339	3,361	34,336	13,195
Operating income (loss)	476	(287)	(3,973)	(1,125)
Other income (expense)
Other income	—	—	185	—
Equity in income (loss) of unconsolidated subsidiaries	574	(5)	1,066	(103)
Equity in gain (loss) on sale of unconsolidated subsidiaries	4,067	(1)	4,067	1,604
Interest expense, net	(2,468)	(1,134)	(8,019)	(4,595)
Total other income (expense)	2,173	(1,140)	(2,701)	(3,094)

Net income (loss) from continuing operations	2,649	(1,427)	(6,674)	(4,219)

Discontinued operations
Loss on operations of rental property	(6)	(102)	(10)	(194)
Loss on early extinguishment of debt	—	—	(880)	—
Gain on sale of joint venture interest	—	—	1,006	—
(Loss) income from discontinued operations	(6)	(102)	116	(194)

Net income (loss)	2,643	(1,529)	(6,558)	(4,413)
Net income (loss) attributable to noncontrolling interests
Operating partner units	83	—	(238)	—
Partially-owned properties	2	(449)	(1,148)	(1,442)
Net income (loss) attributable to noncontrolling interests	85	(449)	(1,386)	(1,442)
Net income (loss) attributable to common stockholders	$2,558	$(1,080)	$(5,172)	$(2,971)

19

Bluerock Residential Growth REIT, Inc.

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

For the Three Months and Year Ended December 31, 2014 and 2013

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income (loss) attributable to common shareholders	$2,558	$(1,080)	$(5,172)	$(2,971)
Add: Pro-rata share of depreciation and amortization(1)	1,954	539	7,598	2,441
Less: Pro-rata share of (gain) loss on sale of joint venture interests	(6,113)	1	(6,560)	(1,687)
Funds from Operations (FFO)(2)	$(1,601)	$(540)	$(4,134)	$(2,217)
Add: Pro-rata share of
acquisition and disposition costs	2,962	11	6,619	475
non-cash equity compensation	435	15	1,112	89
Less: Pro-rata share of normally recurring capital expenditures	(126)	(37)	(378)	(114)
Adjusted Funds from Operations (AFFO)(2)	$1,670	$(551)	$3,219	$(1,767)

Weighted average common shares outstanding (3)	8,682,742	1,054,125	5,381,787	1,032,339

PER SHARE INFORMATION:
FFO - diluted	$(0.18)	$(0.51)	$(0.77)	$(2.15)
AFFO - diluted	$0.19	$(0.52)	$0.60	$(1.71)

(1)    The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

(2)    See page 24 for the Company's definitions of these non-GAAP measurements.  Individual line items included in FFO and AFFO calculations include results from discontinued operations where applicable.

(3)    Total weighted average common shares for the quarter, including OP units of 282,759, was 8,969,456.  AFFO related to the OP units is excluded from the calculation above.  When including both, AFFO attributable to OP units and 282,759 of OP units in the weighted average share count, in the above calcualtion, AFFO is $0.19 per share.

20

Bluerock Residential Growth REIT, Inc.

Debt Summary Information

As of December 31, 2014

(Unaudited and dollars in thousands except for share and per share data)

Debt Outstanding

	Outstanding Principal	Interest Rate	Fixed/ Floating	Maturity Date
Springhouse at Newport News	$22,515	5.66%	Fixed	January 1, 2020
Enders Place at Baldwin Park(1)	25,475	4.30%	Fixed	November 1, 2022
MDA Apartments	37,600	5.35%	Fixed	January 1, 2023
Village Green of Ann Arbor	43,078	3.92%	Fixed	October 1, 2022
Lansbrook Village	42,357	4.44%	Fixed/Floating(2)	March 31, 2018
Grande Lakes	29,444	1.82%	Floating(3)	December 1, 2024
Total	200,469
Fair value adjustments	874
Total continuing operations	201,343
North Park Towers - held for sale	11,500	5.65%	Fixed	January 6, 2024
Total	$212,843

Weighted Average Interest Rate	4.31%

Note: The above schedule does not include a mortgage note of $23.6 million related to 23Hundred@Berry Hill property as the property is accounted for under the equity method and is not consolidated. The note bears a 3.00% floating rate with a maturity date of September 30, 2015.  The floating rate is benchmarked to three-month Libor plus 2.50%.  23Hundred@Berry Hill property was sold on January 14, 2015.

(1) The principal includes a $17.5 million loan at a 3.97% interest rate and a $8.0 million supplemental loan that bears interest at 5.01%.

(2) The principal includes a $42.0 million loan at a fixed 4.45% interest rate and an additional $357,000 subsequent loan for additional unit acquistions that bears interest rate of one-month LIBOR plus 3.00%; as of December 31, 2014 the subsequent loan had an interest rate of 3.25%.

(3) ARIUM Grande Lakes senior loan bears interest at a floating rate of 1.67% plus one month LIBOR.  At December 31, 2014, the interest rate was 1.82%.

Debt Maturity Schedule

Year	Fixed Rate	Floating Rate	Total	% of Total
2015	$1,411	$-	$1,411	0.67%
2016	2,702	5	2,707	1.28%
2017	3,019	7	3,026	1.43%
2018	43,290	345	43,635	20.59%
2019	2,573	-	2,573	1.21%
Thereafter	129,174	29,444	158,617	74.83%
Total	$182,169	$29,801	$211,969	100.00%

21

Bluerock Residential Growth REIT, Inc.

Debt Summary Information Continued

As of December 31, 2014

(Unaudited and dollars in thousands except for share and per share data)

	Amounts	% of Total	Weighted Average Rates	Weighted Average Maturities (years)
Continuting Operations
Secured Fixed Rate Debt:	$171,542	85.2%	4.67%	6.3
Secured Floating Rate Debt:	29,801	14.8%	1.84%	9.8
Total Secured Continuing Operations:	$201,343	100.0%	4.25%	6.8

Held for Sale
Secured Fixed Rate Debt:	$11,500	100.0%	5.65%	9.0
Secured Floating Rate Debt:	-	-	-	-
Total Secured Held for Sale:	$11,500	100.0%	5.65%	9.0

Total:	$212,843	100.0%	4.31%	7.0

22

Bluerock Residential Growth REIT, Inc.

2015 First Quarter Outlook

(Unaudited and dollars in thousands except for per share data)

	2015 First Quarter Outlook
	($ in thousands except per share amounts)
	Q1 - Projected	Q1 - Proforma (7)
Earnings
Adjusted Funds From Operations per share	$0.10 - $0.11	$0.26 - $0.28

Operations
Revenue (1)	$8,650 - $8,770	$11,600 - $11,830
Rental expenses (2)	32.5% - 31.4%	31.8% - 30.5%
Real estate taxes and insurance	$1,180	$1,560
Interest expense	$2,220	$3,040
General and administrative expenses (3)	$380	$380
General and administrative expenses as percentage of revenue	4.4% - 4.3%	3.3% - 3.2%
Depreciation and amortization expense	$2,830	*
BRG's pro-rata depreciation and amortization	70.7%	*
Equity in operating earnings in unconsolidated subsidiaries (4)	$640	$2,360
Noncontrolling interest (5)	17.0% - 9.6%	4.7% - 8.1%
Recurring capex (6)	$160 - $140	$220 - $200

*Amount is indeterminable at this point.

(1) Revenue includes only property level revenues and excludes income from preferred investments, which flow through the "Equity in operating earnings of unconsolidated subsidiaries" line item.

(2) Rental expenses, consisting of property operating expenses and property management fees, as a percentage of revenue.

(3) Represents estimated general and administrative expenses (excludes non-cash amortization of equity compensation).

(4) Represents the Company's share of income from unconsolidated subsidiaries including preferred investment income.

(5) Represents estimated share of net income/loss (excluding non-cash management fees, gain on sale of real estate assets, acquisition costs) attributable to noncontrolling interest of OP unit holders and joint venture partner interests.

(6) Estimate of the Company's pro-rata share of recurring capital expenditures for AFFO purposes.

(7) Proforma guidance assumes the following pipeline transactions had occurred on January 1, 2015: (i) investment of approximately $9 MM in the second funding of the Alexan Southside in Houston, Texas; (ii) investment of approximately $17 MM in the acquisition of two Class A assets our Sponsor currently has under contract in Austin, Texas, and Charlotte, North Carolina; (iii) investment of approximately $32 MM in the acquisition of three Class A assets our Sponsor currently has under LOI in two target North Carolina markets; and (iv) investment of approximately $21 MM in convertible preferred equity in two development assets our Sponsor’s development partner currently has under LOI in two target Florida markets.  The proforma guidance is being presented solely for purposes of illustrating the potential impact of these pipeline transactions as if they had occurred at January 1, 2015, based on information currently available to management.  The Company is providing no assurances that any of the above transactions will close, and the failure of any of these transactions to close would significantly impact proforma guidance. The actual timing of these investments, if and when made, will vary materially from the assumed timing reflected in the proforma guidance, and actual quarterly results will differ significantly from the proforma guidance shown above.

23

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Adjusted Funds from Operations

Funds from operations (“FFO”), is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the National Association of Real Estate Investment Trusts, or (“NAREIT's”), definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

In addition to FFO, we use adjusted funds from operations (“AFFO”). AFFO is a computation made by analysts and investors to measure a real estate company's operating performance by removing the effect of items that do not reflect ongoing property operations. To calculate AFFO, we further adjust FFO by adding back certain items that are not added to net income in NAREIT's definition of FFO, such as acquisition expenses, equity based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtracting recurring capital expenditures (and when calculating the quarterly incentive fee payable to our Manager only, we further adjust FFO to include any realized gains or losses on our real estate investments).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition expenses and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. We also use AFFO for purposes of determining the quarterly incentive fee, if any, payable to our Manager.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We made no investments, had one full disposition and two partial dispositions in 2013, and have acquired interests in eight additional properties and had three dispositions in 2014. The results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

24

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands except for share and per share data)

Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA")

EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. We consider EBITDA to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unclouded by non-cash depreciation, amortization, the cost of debt or non-recurring items. Below is a reconciliation of net income applicable to common shares to EBITDA.

	Three Month Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income (loss) attributable to common stockholders	$2,558	$(1,080)	$(5,172)	$(2,971)
Net income (loss) attributable to noncontrolling interest	85	(449)	(1,386)	(1,442)
Interest expense	2,468	1,310	8,168	5,138
Depreciation and amortization	3,183	1,229	13,231	5,813
Amortization of share-based compensation	435	15	1,112	89
Acquisition costs	850	(7)	4,378	192
Loss on early extinguishment of debt	—	—	880	—
Gain on sale of joint venture interest	—	—	(1,006)	—
Equity in (gain) loss on sale of unconsolidated joint venture interest	(4,067)	1	(4,067)	(1,604)
EBITDA	$5,512	$1,019	$16,138	$5,215

25